Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Precision Auto Care, Inc. (the “Registrant”), on Form 10-QSB for the three months ended September 30, 2006, as filed with the Securities and Exchange Commission (the “Report”), Robert R. Falconi, Chief Executive Officer of the Registrant and Mark P. Francis, Chief Financial Officer of the Registrant, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Registrant.

Signature	Title	Date

/s/ Robert R. Falconi	President	November 6, 2006
Robert R. Falconi	and Chief Executive Officer

/s/ Mark P. Francis	Chief Financial Officer	November 6, 2006
Mark P. Francis

[A signed original of this written statement required by Section 906 has been provided to Precision Auto Care, Inc. and will be retained by Precision Auto Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]